Exhibit 10.1
     AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to that certain Stock Purchase Agreement, dated as of May 11, 2026 (this “Agreement”), by and between BuzzFeed, Inc., a Delaware corporation (the “Company”), and Allen Family Digital, LLC, a California limited liability company (the “Investor”, together with the Company, the “parties” and each a “party”), is entered into as of May 22, 2026. Unless indicated otherwise, capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement.

WHEREAS, the Agreement provides for the composition of the Board of Directors;

WHEREAS, following the Closing of the transactions contemplated by the Agreement, the Company will be required to maintain compliance with applicable Nasdaq listing standards, including with respect to the composition and independence of the Board of Directors and its committees;

WHEREAS, in connection with the foregoing, the parties wish to amend the Agreement to reflect certain changes relating to the composition of the Board of Directors and related matters.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Section 5.7(d) of the Agreement is hereby amended and restated in its entirety as follows:

(d)    At or prior to the Closing, the Company shall, and the Investor shall cause Byron Allen Folks and each of the directors appointed to the Board of Directors pursuant to the Director Appointment Agreement to, enter into the Company’s standard form of indemnification agreement as in effect on the date of this Agreement, on terms no less favorable than those provided to any other director or officer of the Company.

2.    Section 5.10 of the Agreement is hereby amended and restated in its entirety as follows:

Board Composition. Effective as of the Closing and in accordance with the organizational documents of the Company and the Director Appointment Agreement, the Board of Directors shall consist of the following directors: (i) Jonah Peretti, Byron Allen Folks and Chris Malone (“Class I Directors”), (ii) Adam Rothstein and Janet Rollé (“Class II Directors”); and (iii) Eric Gould, Sydnie Karras, Terence Hill and Gregory Coleman (“Class III Directors”). The Company shall appoint Byron Allen Folks as Chairman of the Board of Directors. The Company shall take all actions within its power necessary to effectuate the foregoing appointments, including causing the resignation of any existing directors as may be necessary and adopting any required resolutions.

3.    Continuation. Except for the amendments expressly set forth above, the Agreement remains in full force and effect without any amendment or modification by this Amendment. This Amendment does not constitute a waiver by the parties of any breach of the Agreement.

4.    Further Action. The parties agree to perform all further acts and to execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Amendment.

5.    Miscellaneous. The provisions of Sections 6.2 (Notices), 6.4 (Severability), 6.5 (Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury), 6.6 (Waiver), 6.7 (Expenses), 6.8 (Assignment), 6.9 (Third Parties), 6.10 (Headings), 6.11 (Counterparts), 6.12 (Entire Agreement; Amendments), and 6.14 (Contract Interpretation; Construction), of the Agreement shall apply, mutatis mutandis, to this Amendment.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

COMPANY:

BUZZFEED, INC.

By: /s/ Matthew Omer
Name: Matthew Omer
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INVESTOR:

ALLEN FAMILY DIGITAL, LLC

By: /s/ Byron Allen Folks
Name: Byron Allen Folks
Title: Founder, Chairman & CEO

Address: [***]
Email notice: [***]
[Signature Page to Amendment No. 1 to Stock Purchase Agreement]